SERVICES AGREEMENT

          THIS SERVICES AGREEMENT (this “Agreement”) is made and entered into on this day of June, 2008, between FastCASH ST LUCIA LIMITED, a corporation organized and existing under the laws of St Lucia, having its registered office at Lower Morne Road, Castries, St Lucia, (the “Company”) of the FIRST PART, TAX & CORPORATE LAW OFFICES a corporation organized and existing under the laws of St Lucia, having its registered office at Lower Morne Road, Castries, St Lucia (“TCL”), of the SECOND PART, AND RUDOLPH FRANCIS and CHERYL FRANCIS of Castries, St. Lucia (jointly and severally, the “Executives”) of the THIRD PART.

RECITALS

          WHEREAS, the Company is engaged in the payday loan business of advancing short term loans to borrowers secured by the pledge of the respective borrowers’ expected salary payment (the “Business”); and

          WHEREAS, TCL, through the services of its authorized agents Rudolph Francis and Cheryl Francis (the “Executives”), has expertise in managing and operating businesses similar to the Business; and

          WHEREAS, the Company desires to engage TCL to manage and operate the Business specifically through services to be provided by the Executive of the Company through TCL and to perform other duties which may be assigned from time to time by the Board of Directors of the Company or its designee (the “Board”) in its/his discretion; and

          WHEREAS, the parties desire to enter into this Agreement to be effective from and after the date hereof.

          NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          1.          Engagement.

                       (a)          Agreement to Engage. Upon the terms and subject to the conditions of this Agreement, the Company hereby engages TCL and TCL hereby accepts such engagement by the Company.

                       (b)          Term of Engagement. Subject to Section 8, the engagement under this Agreement shall be for a three year period commencing the 1st of May, 2008 and ending the 30th day of April, 2011, with an option to renew the engagement in accordance with clause 10 hereof. The period during which this Agreement is effective, including any renewal thereof, shall be referred to as the “Engagement Period.”

          2.          Position and Duties.

                       (a)          During the Engagement Period, TCL shall be responsible for personnel management, facilities and equipment management, and financial performance Without limiting the generality of the foregoing, TCL shall be responsible for determining the credit worthiness of customers of the Company’s services in accordance with the guidelines of the Company Manual.

                       (b)          TCL agrees that the Executives shall provide the services hereunder to the Company on behalf of TCL and the Executives hereby agree to act in such capacity in accordance with the terms hereof. TCL shall cause the Executives to, and the Executives, shall diligently and conscientiously perform their obligations under this Agreement and shall devote their best efforts in discharging their duties hereunder and to affiliates of the Company, as shall be determined by the Company (the “Affiliates”), pursuant to the terms of services agreements similar to this Agreement entered into with any Affiliate.

          3.          Remuneration

                       (a)          The Company shall pay TCL in accordance with the Agency Fee Structure set out in the Schedule hereto.

                       (b)          Deductions. For purposes hereof, “Bad Debt” means any outstanding amount due to the Company from a customer (i) whose installment payments are in arrears of 120 days or more, (ii) who has filed for bankruptcy or other creditor protection or has had a bankruptcy or any similar case commenced against it, or (iii) against whom the Company has commenced legal proceedings. If, at the end of any fiscal year of the Company the Bad Debts exceed 7% of the gross revenue of the Company then an amount equal to 50% of the amount in excess of 7% classified as Bad Debt shall be deducted from the gross revenue and withheld by the Company from the Agency Fee payment next due and any succeeding payment(s) until offset in full. Upon recovery of Bad Debts, any amounts withheld under this clause shall be refunded to the Company and shall be added to the next due Agency Fee payment. The parties will review this Bad Debt deduction annually.

          4.          Delinquency The “Delinquency rate” shall be the rate of payments in arrears by more than one day at any given time out of the total loan repayments receivable. In the event that TCL’s delinquency rate should exceed 8% at any given time the Company shall notify TCL in writing of such excess and TCL shall within 60 days of such written notification reduce the delinquency rate to 8% or less.

          5.          Business Expenses.

                       (a)          The Company shall reimburse TCL for all Marketing costs and expenses pre-approved by the Company. All other operating costs and expenses, including salaries, utilities, rent, incurred by TCL during and in the course of fulfillment of their obligations under this Agreement shall be for TCL’s account.

                        (b)          The Executives shall be signatory and have access to the Company’s chequing account No. 100-765-7 at the Royal Bank of Canada, Castries, St Lucia. At no time shall any withdrawals be made from this account by the Executives except for the purposes of paying expenses pre-approved by the Company or for refunding monies paid by or on behalf of customers or former customers which monies and/or payments were not due to the Company.

          6.          Loan Approval TCL shall approve and disburse loans in accordance with the guidelines set out in the Company Manual. No loans shall be approved and/or disbursed by TCL unless the necessary pre-conditions set out in the said Manual are met except with the prior approval of the CEO of the Company.

          7.          Appointment of Administrator.

                       (a)          Any breach by TCL of any of the covenants of this Agreement shall entitle the Company to appoint whomsoever it shall deem fit to physically enter into TCL’s place of business upon five (5) working days written notice from the Company and to administer, manage, supervise, and/or oversee the administration of this Agreement. And TCL agrees to allow any person so appointed to enter into its place of business for such purposes and shall give such person full access to all records, accounts, books, receipts, invoices and any other documents relevant to and/or in connection with the business of the Company and the administration of this Agreement PROVIDED however that the Company’s exercise of its rights under this clause shall not be construed as a waiver of any of its rights and/or obligations under this Agreement and nothing therein shall prevent either party from exercising any right arising as a result of any breach by the other party of any covenant of this Agreement including but not limited to their right to terminate under clause 8 hereof.

          8.          Termination of Engagement

                       (a)          TCL’s engagement and any obligations of the Company to the Executives will be terminated upon the last day of the Engagement Period should the parties not exercise the option to renew provided for in clause 11 hereof.

                       (b)          The Company may forthwith terminate TCL’s engagement for its failure and/or neglect to fulfill its obligations under this Agreement to the Company, or for any conduct by TCL or the Executives that is in breach of the covenants of this Agreement or which is injurious to the Company monetarily or otherwise (including conduct that constitutes competitive activity pursuant to Section 11 hereof).

                       (c)          TCL may, without incurring liability or forfeiting any compensation or benefit provided hereunder, terminate this Agreement for failure by the Company to comply with any material provision of this Agreement which has not been cured within 30 days after written notice of such noncompliance has been given by the Executive to the Company.

                       (d)          TCL or the Company may terminate TCL’s engagement and any obligations of the Company to the Executives by giving to the other party six months’ advance written notice of such termination.

                       (e)          Termination under clause 8(b) or (c) of this Agreement by the Company or TCL, respectively, shall be effected by that party giving to the other party 30 days prior written notice of the termination. Each such notice shall indicate the specific termination provision of this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of this Agreement under the provision so indicated PROVIDED ALWAYS that termination of this Agreement by either party shall not prejudice any right of action of either party in respect of any breach by the other party of its covenants herein contained.

          9.          Effect of Termination. In the event that this Agreement is terminated for any reason, TCL shall be paid on the 1st working day of the following month after the date of termination all compensation, and reimbursement of all pre-approved Marketing expenses for the Engagement Period accruing through to the effective date of termination. Neither TCL nor the Executives shall be entitled to any additional payment.

          10.          Option to Renew. The Company may upon the written request of TCL served on the Company not less than 3 months and not more than 6 months before the expiration of this agreement and if there shall not at the time of the service of such request be any existing breach or non-observance of any of the covenants on the part of TCL renew the Engagement Period. The new Engagement Period shall begin from the expiration of this Agreement and shall be for such period and upon such terms of remuneration as the parties may agree, all other provisos and covenants shall be as are herein contained with the exception of the present covenant for renewal.

          11.          Restrictive Covenants.

                        (a)          Non-competition. During the Engagement Period, and for a period of two years thereafter, neither TCL nor the Executive will, directly or indirectly, either as principal, agent, employee, or in any other capacity, enter into or engage in any business in which the Company is engaged during the Engagement Period except on behalf of the Company or an Affiliate. During the Engagement Period and for a period of two years thereafter, neither TCL nor the Executive will, directly or indirectly, either as principal, agent, employee, or in any other capacity, solicit any person or entity who is or was a customer of the Company at any time during the 12 months preceding the end of the Engagement Period.

                         (b)          CONFIDENTIALITY. DURING THE ENGAGEMENT PERIOD AND AT ALL TIMES AFTER THE TERMINATION OF THIS AGREEMENT FOR ANY REASON, NEITHER TCL NOR THE EXECUTIVE WILL, DIRECTLY OR INDIRECTLY, DISCLOSE TO ANY THIRD PARTY ANY TRADE SECRETS, CUSTOMER LISTS OR OTHER CONFIDENTIAL INFORMATION PERTAINING TO THE BUSINESS OF THE COMPANY.

                        Company Property

                        (c)          TCL agrees to use the logos, trade names and/or trade marks of the Company solely in connection with and in relation to the business of the Company and for the purposes of administering this Agreement. TCL further agrees that all logos, trade names and/or trade marks of the Company shall remain the property of the Company and upon the termination of this Agreement, for any reason, TCL and the Executives shall forthwith cease to use such logos, trade names and/or trade marks of the Company.

                       (d)          All customer loan files in TCL’s possession, any monies collected as a result of and/or in relation thereto and any files in connection with the disbursement and/or repayment of any loans issued under this Agreement are and remain the property of the Company during and after the engagement period. Within 24 hours of the termination and/or expiration of this Agreement TCL shall return to the Company all such files complete with all receipts, deposit slips, vouchers, cash summaries and any other documents issued and/or received in relation to the administration of such loans, including originals and any copies thereof in TCL’s or the Executives’ possession or under their respective control, including all confidential information and trade secrets, in whatever media or in whatever form.

                       (e)          Non-solicitation of Employees. During the Engagement Period and for a period of two years thereafter, neither TCL nor the Executive shall, directly or indirectly, induce any employee of the Company or any of its affiliates to terminate employment with such entity, and will not directly or indirectly, either individually or as owner, agent, employee, consultant or otherwise, employ or offer employment to any person who is or was employed by the Company or a subsidiary thereof except on behalf of an Affiliate or unless such person shall have ceased to be employed by such entity for a period of at least three months.

                        (f)          INJUNCTIVE RELIEF WITH RESPECT TO COVENANTS. TCL AND THE EXECUTIVE ACKNOWLEDGE AND AGREE THAT THE COVENANTS AND OBLIGATIONS OF TCL AND THE EXECUTIVE WITH RESPECT TO NON-COMPETITION, NON-SOLICITATION, CONFIDENTIALITY AND COMPANY PROPERTY RELATE TO SPECIAL, UNIQUE AND EXTRAORDINARY MATTERS AND THAT A VIOLATION OF ANY OF THE TERMS OF SUCH COVENANTS AND OBLIGATIONS WILL CAUSE THE COMPANY AND ITS SUBSIDIARIES IRREPARABLE INJURY FOR WHICH ADEQUATE REMEDIES ARE NOT AVAILABLE AT LAW. THEREFORE, TCL AND THE EXECUTIVE AGREE THAT THE COMPANY AND ITS SUBSIDIARIES SHALL BE ENTITLED TO AN INJUNCTION, RESTRAINING ORDER OR SUCH OTHER EQUITABLE RELIEF AS A COURT OF COMPETENT JURISDICTION MAY DEEM NECESSARY OR APPROPRIATE TO RESTRAIN TCL OR THE EXECUTIVE FROM COMMITTING ANY VIOLATION OF THE COVENANTS AND OBLIGATIONS CONTAINED IN THIS SECTION. THESE INJUNCTIVE REMEDIES ARE CUMULATIVE AND ARE IN ADDITION TO ANY OTHER RIGHTS AND REMEDIES THE COMPANY OR ITS SUBSIDIARIES MAY HAVE AT LAW OR IN EQUITY. IN THE EVENT (I) THE ENFORCEABILITY OF ANY OF THE COVENANTS CONTAINED IN THIS SECTION IS CHALLENGED BY TCL OR THE EXECUTIVE IN ANY JUDICIAL PROCEEDING, (II) TCL AND THE EXECUTIVE ARE NOT ENJOINED IN SUCH PROCEEDING FROM BREACHING SUCH COVENANT, AND (III) TCL AND THE EXECUTIVE DO, IN FACT, BREACH SUCH COVENANT, THEN, IF A COURT OF COMPETENT JURISDICTION DETERMINES THAT THE CHALLENGED COVENANT IS ENFORCEABLE, THE TIME PERIOD SET FORTH IN SUCH COVENANT SHALL BE DEEMED TOLLED UPON THE INITIATION OF SUCH PROCEEDING UNTIL THE DISPUTE IS FINALLY RESOLVED AND ALL PERIODS OF APPEAL HAVE EXPIRED.

          12.          Miscellaneous.

                         (a)          Binding Effect. This Agreement shall be binding on and inure to the benefit of the Company and any person or entity which succeeds to the interest of the Company (regardless of whether such succession occurs by operation of law, by reason of the sale of all or a portion of the Company’s stock or assets or a merger, consolidation or reorganization involving the Company). This Agreement shall also be binding on and inure to the benefit of TCL and the Executive.

                        (b)          Assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned or delegated by any party hereto without the prior written consent of the other parties.

                        (c)          Company Manual The Company Manual shall form part of this Agreement and by executing this Agreement TCL agrees to be bound by the guidelines set out in the Company Manual to the extent that any failure by TCL to comply with the guidelines set out therein shall entitle the Company to terminate the engagement of TCL in accordance with the provisions of clause 8(b) hereinabove stated. No prior agreements between the parties hereto with respect to the matters referred to herein or in the Company Manual shall supersede the provisions of this Agreement and/or the guidelines of the Company Manual. No other agreement, oral or otherwise, shall be binding between the parties unless it is in writing and signed by the party against whom enforcement is sought. There are no promises, representations, inducements or statements between the parties other than those that are expressly contained herein and/or set out in the Company Manual. TCL AND THE EXECUTIVES ACKNOWLEDGE THAT EACH IS ENTERING INTO THIS AGREEMENT OF ITS OWN FREE WILL AND ACCORD, AND WITH NO DURESS, THAT EACH HAS READ THIS AGREEMENT AND UNDERSTANDS IT AND ITS LEGAL CONSEQUENCES.

                        (d)          Severability; Reformation. In the event that one or more of the provisions of this Agreement shall become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. In the event any of Section 11(a), (b), (c), (d), (e) or (f) is not enforceable in accordance with its terms, TCL, the Executive and the Company agree that such Section, or such portion of such Section, shall be reformed to make it enforceable in a manner which provides the Company the maximum rights permitted under applicable law.

                        (e)          Waiver. Waiver by any party hereto or any breach or default by another party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by either party hereto to assert its or his rights hereunder on any occasion or series of occasions.

                        (f)          Notices. Any notice required or desired to be delivered under this Agreement shall be in writing and shall be delivered personally, by courier service, by electronic mail, by registered mail, return receipt requested, or by telecopy and shall be effective upon dispatch to the party to whom such notice shall be directed, and shall be addressed to the other party at the address(es) appearing on the signature page hereto.

                        (g)          Amendments. This Agreement may not be altered, modified or amended except by a written instrument signed by each of the parties hereto.

                        (h)          Headings. Headings to sections in this Agreement are for the convenience of the parties only and are not intended to be part of or to affect the meaning or interpretation hereof.

                        (j)          Context. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, to the singular include the plural, to the part include the whole, and to the male gender shall also pertain to the female and neuter genders and vice versa. The term “including” is not limiting, and the term “or” has the inclusive meaning represented by the phrase “and/or”. The words “hereof,” “herein,” “hereby”, “hereto”, “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section and Exhibit and clause references are to this Agreement unless otherwise specified.

SCHEDULE

Agency Fee Structure

(a)          New loans issued of up to $500.00

Number of loans issued per month	Agency fee per loan

0-50	$30.00
51 – 99	$30.00
100 – 149	$30.00
150 – 199	$30.00
200 – 249	$30.00
250 plus	$30.00

(b)          New loans issued in excess of $500.00

Number of loans issued per month	Agency fee per loan

0-50	$40.00
51 – 99	$42.50
100 – 149	$45.00
150 – 199	$47.50
200 – 249	$50.00
250 plus	$52.50

(c)	The Company will pay TCL $30.00 for every loan paid off.

(d)	The Company will pay TCL an additional $2.50 per loan issued in every month where the average delinquency rate is below 5%

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Signed by ROBERT TONGE, Managing	)
Director acting for and on behalf of	)	/s/ Robert Tonge
FASTCASH ST. LUCIA LIMITED as	)
and for its own act before and in the	)	ROBERT TONGE
presence of:

Illegible

WITNESS

Signed by RUDOLPH FRANCIS, Managing	)	/s/ Rudolph Francis
Director, and CHERYL FRANCIS, Secretary,	)
both acting for and on behalf of Tax &	)	RUDOLPH FRANCIS
Corporate Law Services as and for its own	)
act before and in the presence of:		/s/ Cheryl Francis

CHERYL FRANCIS

Illegible

WITNESS

Signed by RUDOLPH FRANCIS	)
as and for his own act before and	)	/s/ Rudolph Francis
in the presence of:
RUDOLPH FRANCIS

Illegible

WITNESS

Signed by CHERYL FRANCIS	)
as and for his own act before and	)	/s/ Cheryl Francis
in the presence of:
CHERYL FRANCIS

Illegible

WITNESS